                                                           RULE 424(B)(5)
                                     REGISTRATION STATEMENT NO. 333-1374

PRICING SUPPLEMENT NO. 7. DATED November 25, 1996.
TO PROSPECTUS, DATED Feb. 27, 1996.

                           SIERRA PACIFIC POWER COMPANY
                            MEDIUM-TERM NOTES, SERIES C
                                    (FIXED RATE)

                DUE FROM NINE MONTHS TO 40 YEARS FROM DATE OF ISSUE


INTEREST PAYABLE EACH Jan. 1 AND          FORM:
July 1 AND AT MATURITY                    /x/ Book Entry   / / Certificated

ISSUE PRICE:      100%

AGENTS COMMISSION                         CURRENCY OR CURRENCY UNIT
     .625% of Principal Amount            (Check one; if other than U.S.
                                           Dollars, see attached)
ORIGINAL ISSUE DATE:                      /x/ U.S. Dollars (USD or U.S.$)
                                          / / European Currency Units (ECU)
      November 29, 1996                   / / Australian Dollars (AUD or AUS$)
                                          / / British Pound (GBP or UKE)
INTEREST RATE PER ANNUM:  6.65%           / / Canadian Dollars (CAD or CAN$)
                                          / / German Marks (DEM or DM)
STATED MATURITY:  November 29, 2006       / / Italian Lire (TTL or Lire)
                                          / / Japanese Yen (JPY or Y)
REPURCHASE PRICE                          / / Swiss Francs (CHF or SWFr)
 (For Discount Securities:)               / / Other ____________

REDEMPTION INFORMATION:

REPAYMENT INFORMATION:

OTHER PROVISIONS:

   The aggregate principal amount of this offering is U.S. $7,000,000 (which, if the securities offered hereby are denominated in a currency or currency unit other than U.S. dollars, is the equivalent, in the currency or currency units set forth herein, of the principal amount set forth herein at the Exchange Rate set forth herein) and relates only to Pricing Supplement No. 7. Debt Securities, including Medium-Term Notes, Series C, may be issued by the Company in the aggregate principal amount of up to U.S. $80,000,000 or the equivalent in foreign currency units. To date, including this offering, an aggregate of U.S. $67,000,000 or the equivalent in foreign currency or foreign currency units of Medium-Term Notes, Series C and all other Debt Securities, has been issued.

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TYPE OF SALE:                   IF PRINCIPAL TRANSACTION, REOFFERING AT:

/x/ As Agent                    / / varying prices related to prevailing
                                    market prices at the time of resale
/ / As Principal                / / fixed public offering price of __% of
                                    Principal Amount
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

                                                           RULE 424(B)(5)
                                     REGISTRATION STATEMENT NO. 333-1374

PRICING SUPPLEMENT NO. 8. DATED November 25, 1996.
TO PROSPECTUS, DATED Feb. 27, 1996.

                           SIERRA PACIFIC POWER COMPANY
                            MEDIUM-TERM NOTES, SERIES C
                                    (FIXED RATE)

                DUE FROM NINE MONTHS TO 40 YEARS FROM DATE OF ISSUE


INTEREST PAYABLE EACH Jan. 1 AND          FORM:
July 1 AND AT MATURITY                    /x/ Book Entry   / / Certificated

ISSUE PRICE:      100%

AGENTS COMMISSION                         CURRENCY OR CURRENCY UNIT
     .625% of Principal Amount            (Check one; if other than U.S.
                                           Dollars, see attached)
ORIGINAL ISSUE DATE:                      /x/ U.S. Dollars (USD or U.S.$)
                                          / / European Currency Units (ECU)
      November 29, 1996                   / / Australian Dollars (AUD or AUS$)
                                          / / British Pound (GBP or UKE)
INTEREST RATE PER ANNUM:  6.62%           / / Canadian Dollars (CAD or CAN$)
                                          / / German Marks (DEM or DM)
STATED MATURITY:  November 29, 2006       / / Italian Lire (TTL or Lire)
                                          / / Japanese Yen (JPY or Y)
REPURCHASE PRICE                          / / Swiss Francs (CHF or SWFr)
 (For Discount Securities:)               / / Other ____________

REDEMPTION INFORMATION:

REPAYMENT INFORMATION:

OTHER PROVISIONS:


   The aggregate principal amount of this offering is U.S. $13,000,000 (which, if the securities offered hereby are denominated in a currency or currency unit other than U.S. dollars, is the equivalent, in the currency or currency unit set forth herein, of the principal amount set forth herein at the Exchange Rate set forth herein) and relates only to Pricing Supplement No. 8. Debt Securities, including Medium-Term Notes, Series C, may be issued by the Company in aggregate principal amount of up to U.S. $80,000,000 or the equivalent in foreign currency units. To date, including this offering, an aggregate of U.S. $80,000,000 or the equivalent in foreign currency or foreign currency units of Medium-Term Notes, Series C and all other Debt Securities, has been issued.

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TYPE OF SALE:                   IF PRINCIPAL TRANSACTION, REOFFERING AT:

/x/ As Agent                    / / varying prices related to prevailing
                                    market prices at the time of resale
/ / As Principal                / / fixed public offering price of __% of
                                    Principal Amount
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